UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 28, 2025

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

001-37654 (Commission File Number)	47-5654583 (IRS Employer Identification No.)

6920 Seaway Blvd Everett, WA (Address of principal executive offices)	98203 (Zip code)
(425) 446-5000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	FTV	New York Stock Exchange
3.700% Notes due 2026	FTV26A	New York Stock Exchange
3.700% Notes due 2029	FTV29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

In connection with the previously announced separation of the precision technologies segment of Fortive Corporation (“Fortive”) through the distribution to Fortive’s stockholders of 100% of the shares of its wholly owned subsidiary, Ralliant Corporation, certain changes will occur to the Fortive Corporation Stock Fund (the “Fortive Stock Fund”) held in the Fortive Corporation Retirement Savings Plan (the “Plan”). As a result of these changes, certain participants in the Plan and their beneficiaries will temporarily be unable to transfer funds into or out of the Fortive Stock Fund (the “blackout”). Fortive received notice of the blackout from the administrator of the Plan, as required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, on May 28, 2025.

On May 28, 2025, Fortive sent a notice (the “Blackout Notice”) to its directors and its officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), informing them that a blackout for the Fortive Stock Fund will be imposed on certain participants in the Plan. The blackout is expected to begin on June 27, 2025 at 4:00 p.m. Eastern Time and end during the week of July 6, 2025 (the “blackout period”). The corresponding restrictions applicable to Fortive’s directors and Section 16 officers (as described below) will begin on June 27, 2025 at 4:00 p.m. Eastern Time and end during the week of July 6, 2025 (“BTR Blackout Period”). If Fortive is required to adjust the BTR Blackout Period, Fortive will provide notice of such adjustment as soon as reasonably practicable thereafter. Security holders and other interested persons may obtain, without charge, the actual beginning and ending dates of the BTR Blackout Period (during the BTR Blackout Period and for a period of two years after the BTR Blackout Period), by contacting Daniel B. Kim, VP & Associate General Counsel and Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the U.S. Securities and Exchange Commission, generally imposes certain restrictions on trading in company securities by directors and Section 16 officers in the event that fifty percent (50%) or more of an issuer’s individual account plan participants located in the U.S. (and its territories and possessions) are restricted for more than three consecutive business days from trading in company securities held in an individual account plan.

During the BTR Blackout Period (which will include at least the full duration of the blackout period), subject to certain limited exemptions, Fortive’s directors and Section 16 officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Fortive common stock or derivative security with respect to Fortive common stock acquired in connection with their service or employment as a director or Section 16 officer of Fortive.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Blackout Notice.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Description
99.1	Blackout Notice, date May 28, 2025 provided to directors and Section 16 officers of Fortive.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President - Associate General Counsel and Secretary

Date: May 28, 2025